UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: February 15, 2011
VIRCO MFG. CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-8777 (Commission File Number)	95-1613718 (IRS Employer Identification No.)

2027 Harpers Way Torrance, California (Address of Principal Executive Offices)	90501 (Zip Code)
Registrant’s telephone number, including area code: (310) 533-0474
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 15, 2011, the Board of Directors (the “Board”) of Virco Mfg. Corporation (the “Company”) appointed Mr. William L. Beer as an additional member of the Board, effective immediately. Mr. Beer will serve as a Class I director with a term expiring at the 2011 Annual Meeting of Stockholders or until the election and qualification of his successor. There was no arrangement or understanding between Mr. Beer and any other persons pursuant to which Mr. Beer was selected as a director. At the present time, the Board has not yet determined if Mr. Beer will serve on any committees of the Board.
As a non-employee director, Mr. Beer will receive the standard compensation amounts payable to non-employee directors of the Company, as described in the Company’s 2010 Proxy Statement, filed with the Securities and Exchange Commission on May 7, 2010.
A copy of the press release issued by the Company on February 18, 2011 announcing the appointment of Mr. Beer as a director of the Company is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the appointment of Mr. Beer as a director, on February 15, 2011, the Board adopted an amendment to Article II, Section 2.01 of the Company’s Amended and Restated Bylaws, as amended, to increase the number of directors from nine (9) to ten (10). A copy of the amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit 3.1	Second Amendment to Virco Mfg. Corporation’s Amended and Restated Bylaws, effective February 15, 2011.

Exhibit 99.1	Press Release, dated February 18, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRCO MFG. CORPORATION (Registrant)
Date: February 18, 2011	/s/ Robert A. Virtue
(Signature)
	Name:	Robert A. Virtue
	Title:	Chief Executive Officer and Chairman of the Board of Directors